Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the prospectus relating to the Registration Statement on Form S-11 (Commission File No. 333-177963) of Jones Lang LaSalle Income Property Trust, Inc of our report dated March 8, 2012 on our audit of the financial statements of CEP Investors XII LLC as of and for the years ended December 31, 2011 and 2010 which appears in such prospectus. We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois
August 26, 2013